Exhibit 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$281,264	$112,701
Available-for-sale securities	22,986
Accounts receivable, net	29,368	36,995
Prepaid and other current assets	63,919	44,823
Deferred income taxes	88,485	31,359

Total current assets	486,022	225,878

Property and equipment, net	3,218,124	3,460,526
Goodwill	2,189,767	2,142,551
Other intangible assets, net	1,820,876	2,077,312
Deferred income taxes	482,710	523,293
Notes receivable and other long-term assets	415,720	357,294

Total	$8,613,219	$8,786,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$187,634	$178,951
Accrued interest	41,319	37,850
Current portion of long-term obligations	253,907	162,153
Unearned revenue	86,769	77,655

Total current liabilities	569,629	456,609

Long-term obligations	3,289,109	3,451,276
Other long-term liabilities	365,974	327,354

Total liabilities	4,224,712	4,235,239

Minority interest in subsidiaries	3,591	9,794

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,378	4,156
Additional paid-in capital	7,502,472	7,383,320
Accumulated deficit	(2,733,920)	(2,761,404)
Unearned compensation		(2,497)
Accumulated other comprehensive income (loss)	16,079	(803)
Treasury stock	(404,093)	(80,951)

Total stockholders’ equity	4,384,916	4,541,821

Total	$8,613,219	$8,786,854

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
REVENUES:
Rental and management	$331,237	$302,792	$1,294,068	$929,762
Network development services	6,409	4,833	23,317	15,024

Total operating revenues	337,646	307,625	1,317,385	944,786

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	84,976	83,181	332,246	247,781
Network development services	3,650	2,460	11,291	8,346
Depreciation, amortization and accretion	130,622	127,747	528,051	411,254
Selling, general, administrative and development expense (1)	44,017	32,197	159,324	108,059
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense (2)	968	23,895	2,572	34,232

Total operating expenses	264,233	269,480	1,033,484	809,672

INCOME FROM OPERATIONS	73,413	38,145	283,901	135,114

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,542	3,541	14,208	14,232
Interest income	3,981	1,544	9,002	4,402
Interest expense	(53,248)	(57,009)	(215,643)	(222,419)
Loss on retirement of long-term obligations	(1,256)	(21,260)	(27,223)	(67,110)
Other income (expense)	5,645	(395)	6,619	227

Total other expense	(41,336)	(73,579)	(213,037)	(270,668)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME (LOSS) ON EQUITY METHOD INVESTMENTS	32,077	(35,434)	70,864	(135,554)

Income tax provision	(13,656)	(19,486)	(41,768)	(5,714)
Minority interest in net earnings of subsidiaries	(187)	(336)	(784)	(575)
Income (loss) on equity method investments	10	42	26	(2,078)

INCOME (LOSS) FROM CONTINUING OPERATIONS	18,244	(55,214)	28,338	(143,921)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET	41	(10)	(854)	(1,913)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	18,285	(55,224)	27,484	(145,834)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAX BENEFIT OF $11,697		(35,525)		(35,525)

NET INCOME (LOSS)	$18,285	$(90,749)	$27,484	$(181,359)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE AMOUNTS
Income (loss) from continuing operations	$0.04	$(0.13)	$0.06	$(0.47)
Loss from discontinued operations				(0.01)
Cumulative effect of change in accounting principle		(0.09)		(0.12)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.04	$(0.22)	$0.06	$(0.60)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	426,054	412,595	424,525	302,510

DILUTED	436,449	412,595	436,217	302,510

(1)	Selling, general, administrative and development expense includes $9,961 and $1,983 of stock-based compensation expense for the three months ended December 31, 2006 and December 31, 2005, respectively and $39,502 and $6,597 of stock-based compensation expense for the year ended December 31, 2006 and December 31, 2005, respectively.
(2)	Impairments, net loss on sale of long-lived assets, restructuring and merger related expense includes $7,020 and $9,333 of stock-based compensation expense for the three months and year ended December 31, 2005, respectively.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2006	2005
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income (loss)	$27,484	$(181,359)
Cumulative effect of change in accounting principle, net		35,525
Non-cash items reflected in statements of operations	624,270	556,575
Increase in assets	(67,217)	(2,761)
Increase (decrease) in liabilities	36,201	(10,776)

Cash provided by operating activities	620,738	397,204

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(127,098)	(88,637)
Payments for acquisitions	(14,337)	(7,479)
Payment for acquisition of International minority interest	(22,944)	(7,270)
Cash acquired from SpectraSite merger, net of transaction costs paid		16,696
Proceeds from sale of businesses and other long-term assets	35,387	6,881
Deposits and other investing activities	(120)	(725)

Cash used for investing activities	(129,112)	(80,534)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Borrowings under credit facilities	242,000	1,543,000
Repayment of notes payable, credit facilities and capital leases	(295,760)	(1,949,444)
Purchases of Class A common stock	(306,856)	(68,927)
Proceeds from stock options, warrant and stock purchase plans	40,940	65,357
Deferred financing costs and other financing activities	(3,387)	(9,512)

Cash used for financing activities	(323,063)	(419,526)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	168,563	(102,856)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	112,701	215,557

CASH AND CASH EQUIVALENTS, END OF PERIOD	$281,264	$112,701

CASH PAID FOR INCOME TAXES	$26,474	$18,519

CASH PAID FOR INTEREST	$202,730	$183,307